                                                 Exhibit 99.1
Editorial Contacts:
Nate Melihercik, Head of Global Investor Relations - lir@logitech.com
Nicole Kenyon, Head of Global Corporate & Employee Communications - USA +1 (510) 988-8553
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Delivers Record FY 2022 Sales
Company Reports Ninth Consecutive Year of Growth;
Profits Exceed FY22 Outlook

LAUSANNE, Switzerland, May 3, 2022 and NEWARK, Calif., May 2, 2022 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the fourth quarter and full Fiscal Year 2022, ended March 31, 2022.

For Fiscal Year 2022:
•Sales were Logitech’s highest ever at $5.48 billion, up 4 percent in US dollars and 4 percent in constant currency compared to the prior year. This growth is on top of last year’s record sales which grew 76 percent in US dollars and 74 percent in constant currency. The Company’s sales have more than doubled in the past four years.
•GAAP operating income declined 33 percent to $774 million, compared to $1.15 billion a year ago. Non-GAAP operating income declined 29 percent to $904 million, compared to $1.27 billion a year ago. This reflects the Company’s planned, strategic investments in marketing and product development to drive future growth, and significantly exceeds its original Fiscal Year 2022 non-GAAP operating income outlook. The Company has more than doubled its non-GAAP operating income versus two years ago.
•GAAP earnings per share (EPS) declined 31 percent to $3.78, compared to $5.51 a year ago. Non-GAAP EPS declined 28 percent to $4.63, compared to $6.42 a year ago.
For Q4 Fiscal Year 2022:

•Sales were $1.23 billion, down 20 percent in US dollars and 17 percent in constant currency compared to Q4 of the prior year.
•GAAP operating income declined 56 percent to $129 million, compared to Q4 of the prior year. Non-GAAP operating income declined 52 percent to $156 million, compared to Q4 of the prior year.
“This year, we sustained our scale, delivering record sales on top of last year’s 74% sales growth,” said Bracken Darrell, Logitech president and chief executive officer. “We grew for the ninth straight year and grew market share across the portfolio. We also beat our original profit target by over $100 million.

Despite strong year-over-year results, our focus is the long term. We’re riding secular growth trends in hybrid work, video collaboration, esports and digital content creation. We’ll continue to deliver against those with agility, operational excellence and a diverse, innovative portfolio. I’m excited for the future.”

Outlook

Logitech reduced its Fiscal Year 2023 outlook, removing the estimate of annual sales and profits that would have been generated in Ukraine and Russia. This reflects the current, uncertain environment in which the war in Ukraine continues without sign of resolution in the near term.

Sales growth in constant currency is now expected to be between 2 and 4 percent, and non-GAAP operating income is expected to be between $875 million and $925 million. Previously, sales growth in constant currency was expected to be in the mid single digits, and non-GAAP operating income was expected to be between $900 million and $950 million.

Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results videoconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q4 and the full Fiscal Year 2022 on Tuesday, May 3, 2022 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A livestream of the event will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, impairment of intangible assets, acquisition-related costs, change in fair value of contingent consideration for business acquisition, restructuring charges (credits), loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the Fiscal Year 2023 outlook.

About Logitech
Logitech helps all people pursue their passions by designing experiences so everyone can create, achieve, and enjoy more. Logitech designs and creates products that bring people together through computing, gaming, video, streaming and creating, and music. Brands of Logitech include Logitech, Logitech G, ASTRO Gaming, Streamlabs, Blue Microphones and Ultimate Ears. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.

# # #
This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months and fiscal year ended March 31, 2022, long-term trends, future performance, and outlook for Fiscal Year 2023 sales growth and non-GAAP operating income, and related assumptions. The forward-looking statements in this press release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; the impact of global events, such as COVID-19 pandemic and Russia’s military operations in Ukraine, and any associated economic downturn and political instability; changes in inflation levels and in the Federal Reserve's monetary policy; if we do not successfully execute on strategic acquisitions and investments; if we do not efficiently manage our spending; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021, and our subsequent reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.
Note that unless noted otherwise, comparisons are year over year.
Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2022	2021	2022	2021

Net sales	$1,229,994	$1,535,925	$5,481,101	$5,252,279
Cost of goods sold	733,092	821,127	3,204,072	2,903,215
Amortization of intangible assets	2,995	3,529	14,023	13,329
Gross profit	493,907	711,269	2,263,006	2,335,735

Operating expenses:
Marketing and selling	247,017	273,764	1,025,899	770,284
Research and development	78,408	69,009	291,844	226,023
General and administrative	36,357	68,236	148,648	166,577
Amortization of intangible assets and acquisition-related costs	2,961	5,178	16,947	19,064
Impairment of intangible assets	—	—	7,000	—
Change in fair value of contingent consideration for business acquisition	—	—	(3,509)	5,716
Restructuring charges (credits), net	395	—	2,165	(54)
Total operating expenses	365,138	416,187	1,488,994	1,187,610

Operating income	128,769	295,082	774,012	1,148,125
Interest income	451	340	1,246	1,784
Other income (expense), net	2,501	(11,450)	560	(1,789)
Income before income taxes	131,721	283,972	775,818	1,148,120
Provision for income taxes	23,516	58,225	131,305	200,863
Net income	$108,205	$225,747	$644,513	$947,257

Net income per share:
Basic	$0.65	$1.34	$3.85	$5.62
Diluted	$0.64	$1.31	$3.78	$5.51

Weighted average shares used to compute net income per share:
Basic	165,898	168,734	167,447	168,523
Diluted	168,546	172,954	170,414	171,775

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	March 31,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2022	2021

Current assets:
Cash and cash equivalents	$1,328,716	$1,750,327
Accounts receivable, net	675,604	612,225
Inventories	933,124	661,116
Other current assets	135,478	135,650
Total current assets	3,072,922	3,159,318

Non-current assets:
Property, plant and equipment, net	109,807	114,060
Goodwill	448,175	429,604
Other intangible assets, net	83,779	115,148
Other assets	320,722	324,248
Total assets	$4,035,405	$4,142,378

Current liabilities:
Accounts payable	$636,306	$823,233
Accrued and other current liabilities	784,848	858,617
Total current liabilities	1,421,154	1,681,850

Non-current liabilities:
Income taxes payable	83,380	59,237
Other non-current liabilities	132,133	139,502
Total liabilities	1,636,667	1,880,589

Shareholders' equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares —173,106 at March 31, 2022 and 2021
Additional shares that may be issued out of conditional capitals — 50,000 at March 31, 2022 and 2021
Additional shares that may be issued out of authorized capital — 17,311 at March 31, 2022 and 2021
Additional paid-in capital	129,925	129,519
Shares in treasury, at cost — 7,855 and 4,799 shares at March 31, 2022 and 2021, respectively	(632,893)	(279,541)
Retained earnings	2,975,681	2,490,578
Accumulated other comprehensive loss	(104,123)	(108,915)
Total shareholders' equity	2,398,738	2,261,789
Total liabilities and shareholders' equity	$4,035,405	$4,142,378

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2022	2021	2022	2021

Cash flows from operating activities:
Net income	$108,205	$225,747	$644,513	$947,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,974	14,742	88,361	50,752
Amortization of intangible assets	5,956	8,191	30,179	31,818
Impairment of intangible assets	—	—	7,000	—
Investment impairment	—	2,011	—	2,011
Loss (gain) on investments	262	(793)	1,683	3,899
Share-based compensation expense	21,014	21,305	93,479	86,019
Deferred income taxes	(35)	(3,199)	27,334	34,484
Change in fair value of contingent consideration for business acquisition	—	—	(3,509)	5,716
Other	72	(114)	1,140	(1,784)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	164,848	275,584	(71,510)	(201,220)
Inventories	(98,812)	(188,123)	(276,640)	(427,501)
Other assets	2,400	(14,427)	(18,169)	(67,708)
Accounts payable	(100,666)	12,936	(181,303)	553,960
Accrued and other liabilities	(26,628)	176,359	(44,240)	440,935
Net cash provided by operating activities	99,590	530,219	298,318	1,458,638
Cash flows from investing activities:
Purchases of property, plant and equipment	(25,426)	(30,026)	(89,152)	(76,189)
Investment in privately held companies	(203)	(590)	(1,463)	(4,115)
Acquisitions, net of cash acquired	(350)	(43,163)	(16,236)	(43,523)
Proceeds from return of strategic investments	—	—	—	2,934
Purchases of short-term investments	—	—	(10,000)	—
Proceeds from the sale of short-term investments	7,035	—	8,260	—
Purchases of deferred compensation investments	(1,414)	(1,664)	(5,058)	(12,336)
Proceeds from sales of deferred compensation investments	1,501	1,915	5,786	13,247
Net cash used in investing activities	(18,857)	(73,528)	(107,863)	(119,982)
Cash flows from financing activities:
Payment of cash dividends	—	—	(159,410)	(146,705)
Payment of contingent consideration for business acquisition	—	—	(880)	—
Purchases of registered shares	(121,397)	(92,227)	(412,022)	(164,952)
Proceeds from exercises of stock options and purchase rights	13,005	14,101	29,649	43,810
Tax withholdings related to net share settlements of restricted stock units	(5,628)	(2,607)	(64,156)	(32,082)
Net cash used in financing activities	(114,020)	(80,733)	(606,819)	(299,929)
Effect of exchange rate changes on cash and cash equivalents	(2,408)	(14,374)	(5,247)	(3,966)
Net increase (decrease) in cash and cash equivalents	(35,695)	361,584	(421,611)	1,034,761
Cash and cash equivalents at beginning of the period	1,364,411	1,388,743	1,750,327	715,566
Cash and cash equivalents at end of the period	$1,328,716	$1,750,327	$1,328,716	$1,750,327

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended			Fiscal Years Ended
	March 31,			March 31,
NET SALES	2022	2021	Change	2022	2021	Change

Net sales by product category:
Pointing Devices	$178,126	$177,679	—%	$781,108	$680,907	15%
Keyboards & Combos	231,064	219,242	5	967,301	784,488	23
PC Webcams	84,147	144,845	(42)	403,651	439,865	(8)
Tablet & Other Accessories	67,191	117,115	(43)	310,123	384,301	(19)
Gaming (1)	316,427	322,965	(2)	1,451,883	1,239,005	17
Video Collaboration	243,439	385,657	(37)	997,164	1,044,935	(5)
Mobile Speakers	25,058	29,739	(16)	149,782	174,895	(14)
Audio & Wearables	82,459	130,184	(37)	401,424	468,776	(14)
Smart Home	2,083	8,418	(75)	18,463	34,394	(46)
Other (2)	—	81	(100)	202	713	(72)
Total net retail sales	$1,229,994	$1,535,925	(20)%	$5,481,101	$5,252,279	4%
__________________

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other includes products that the Company currently intends to phase out, or has already phased out, because they are no longer strategic to the Company's business.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - Unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
GAAP TO NON GAAP RECONCILIATION (A)	2022	2021	2022	2021

Gross profit - GAAP	$493,907	$711,269	$2,263,006	$2,335,735
Share-based compensation expense	1,442	1,519	6,695	6,438
Amortization of intangible assets	2,995	3,529	14,023	13,329
Gross profit - Non-GAAP	$498,344	$716,317	$2,283,724	$2,355,502

Gross margin - GAAP	40.2%	46.3%	41.3%	44.5%
Gross margin - Non-GAAP	40.5%	46.6%	41.7%	44.8%

Operating expenses - GAAP	$365,138	$416,187	$1,488,994	$1,187,610
Less: Share-based compensation expense	19,572	19,786	86,784	79,581
Less: Amortization of intangible assets and acquisition-related costs	2,961	5,178	16,947	19,064
Less: Impairment of intangible assets	—	—	7,000	—
Less: Change in fair value of contingent consideration for business acquisition	—	—	(3,509)	5,716
Less: Restructuring charges (credits), net	395	—	2,165	(54)
Operating expenses - Non-GAAP	$342,210	$391,223	$1,379,607	$1,083,303

% of net sales - GAAP	29.7%	27.1%	27.2%	22.6%
% of net sales - Non - GAAP	27.8%	25.5%	25.2%	20.6%

Operating income - GAAP	$128,769	$295,082	$774,012	$1,148,125
Share-based compensation expense	21,014	21,305	93,479	86,019
Amortization of intangible assets and acquisition-related costs	5,956	8,707	30,970	32,393
Impairment of intangible assets	—	—	7,000	—
Change in fair value of contingent consideration for business acquisition	—	—	(3,509)	5,716
Restructuring charges (credits), net	395	—	2,165	(54)
Operating income - Non - GAAP	$156,134	$325,094	$904,117	$1,272,199

% of net sales - GAAP	10.5%	19.2%	14.1%	21.9%
% of net sales - Non - GAAP	12.7%	21.2%	16.5%	24.2%

Net income - GAAP	$108,205	$225,747	$644,513	$947,257
Share-based compensation expense	21,014	21,305	93,479	86,019
Amortization of intangible assets and acquisition-related costs	5,956	8,707	30,970	32,393
Impairment of intangible assets	—	—	7,000	—
Change in fair value of contingent consideration for business acquisition	—	—	(3,509)	5,716
Restructuring charges (credits), net	395	—	2,165	(54)
Loss on investments	262	1,218	1,683	5,910
Non-GAAP income tax adjustment	(99)	(5,776)	12,364	25,788
Net income - Non - GAAP	$135,733	$251,201	$788,665	$1,103,029

Net income per share:
Diluted - GAAP	$0.64	$1.31	$3.78	$5.51
Diluted - Non - GAAP	$0.81	$1.45	$4.63	$6.42

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	168,546	172,954	170,414	171,775

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended		Fiscal Years Ended
	March 31,		March 31,
SHARE-BASED COMPENSATION EXPENSE	2022	2021	2022	2021

Share-based Compensation Expense
Cost of goods sold	$1,442	$1,519	$6,695	$6,438
Marketing and selling	8,809	9,229	37,796	36,788
Research and development	4,061	3,831	18,356	14,179
General and administrative	6,702	6,726	30,632	28,614
Total share-based compensation expense	21,014	21,305	93,479	86,019
Income tax benefit	(3,527)	(3,932)	(26,987)	(19,472)
Total share-based compensation expense, net of income tax benefit	$17,487	$17,373	$66,492	$66,547

*Note: These preliminary results for the three months and fiscal year ended March 31, 2022 are subject to adjustments, including subsequent events that may occur through the date of filing our Annual Report on Form 10-K.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter and fiscal year ended March 31, 2022 and previous periods, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Impairment of intangible assets. We may incur impairment of intangible assets expense, primarily in connection with our past business or asset acquisitions. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments, investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.